Exhibit 4.6

Voting Agreement

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of December 24, 2004, by and among New Oriental Education & Technology Group Inc., an International Business Company under the laws of the British Virgin Islands (the “Company”), the holders of the Company’s Series A Preferred Shares (the “Series A Shares”) listed on the Schedule of Investors attached as Schedule A hereto (collectively, the “Investors”) and the holders of Common Shares of the Company (the “Common Shares”) listed on the Schedule of Common Holders attached as Schedule B hereto (the “Common Holders”). The Company, the Investors and the Common Holders are individually each referred to herein as a “Party” and are collectively referred to herein as the “Parties.” The Company’s Board of Directors is referred to herein as the “Board.”

WITNESSETH:

WHEREAS, the Company and the Investors have entered into that certain Series A Preferred Shares Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by the Investors of the Company’s Series A Shares;

WHEREAS, the Company’s Amended and Restated Memorandum of Association and Articles of Association, as amended from time to time (the “Restated Articles”), provide that holders of Series A Shares shall elect one (1) member of the Board (the “Series A Director”) and the remaining directors of the Board (the “Remaining Directors”) shall be elected by the holders of Common Shares and Series A Shares voting together; and

WHEREAS, to induce the Investors to enter into the Purchase Agreement and purchase Series A Shares thereunder, the Company and the Common Holders desire to enter into this Agreement with such Investors.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Agreement to Vote. Each Investor, as a holder of Series A Shares, hereby agrees on behalf of itself and any transferee or assignee of such Series A Shares, to hold all such Series A Shares registered in its name (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of the Series A Shares, and any other voting securities of the Company subsequently acquired by such Investor) (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares at a regular or special meeting of shareholders (or by written consent) in accordance with, the provisions of this Agreement. Each Common Holder, as a holder of Common Shares of the Company, hereby agrees on behalf of itself and any transferee or assignee of any such Common Shares, to hold all of such Common Shares and any other voting securities of the Company subsequently acquired by such Common Holder (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (the “Common Holder Shares”) subject to, and to vote the Common Holder Shares at a regular or special meeting of shareholders (or by written consent) in accordance with, the provisions of this Agreement.

2. Size of Board. The holders of Investor Shares and Common Holder Shares shall vote at a regular or special meeting of shareholders (or by written consent) such shares that they own (or as to which they have voting power) to ensure that the size of the Board shall be set and remain at nine (9) directors; provided, however, that the size of the Board may be subsequently increased or decreased pursuant to an amendment of this Agreement in accordance with Section 16 hereof.

3. Election of Directors. For as long as Tiger Technology Private Investment Partners II, L.P. (“Tiger”) together with its affiliates owns at least fifty percent (50%) of the Series A Shares purchased by Tiger pursuant to the Purchase Agreement (as adjusted for share splits, share dividends, recapitalizations or the like), in any election of directors of the Company to elect the Series A Director, the Parties holding Series A Shares shall each vote at any regular or special meeting of shareholders (or by written consent) such number of Series A Shares then owned by them (or as to which they then have voting power) as may be necessary to elect one (1) director nominated by Tiger, which director shall initially be Xiaohong Chen.

4. Removal. Any director of the Board, or any Company subsidiary or affiliate’s board (or comparable governing body), may be removed in the manner allowed by law and the Restated Articles and the Company’s Bylaws, or the comparable charter documents of a Company subsidiary or affiliate, as applicable, but with respect to a director designated for the Board or the board of directors (or comparable governing body) of any subsidiary or affiliate pursuant to subsections 3(a) or 3(b) above, such director may only be removed with the affirmative vote, written consent or approval of the Company’s shareholders who are entitled to nominate such director for the Board.

5. Legend on Share Certificates. Each certificate representing any Investor Shares or Common Holder Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT, INCLUDING THE RESTRICTIONS ON TRANSFER SET FORTH THEREIN.”

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6. Covenants of the Company. The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the Parties enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination , election and appointment of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Investors holding at least a majority of the outstanding voting securities held by all of the Investors (assuming conversion of all outstanding securities) in order to protect the rights of the Investors hereunder against impairment.

7. No Liability for Election of Recommended Directors. Neither the Parties nor any officer, director, shareholder, partner, retired partner, member, retired member, shareholder, employee, agent or related individual of any Party, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Board or any other board or comparable governing body by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

8. Grant of Proxy. Upon the failure of any Party to vote their Investor Shares or Common Holder Shares, as applicable, in accordance with the terms of this Agreement, such Party hereby grants to a shareholder designated by the Board a proxy coupled with an interest in all Investor Shares and Common Holder Shares owned by such Party, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 8 is amended to remove such grant of proxy in accordance with Section 16 hereof, to vote all such Investor Shares and Common Holder Shares in the manner provided in Sections 2 and 3 hereof.

9. Director Expenses. The Company shall reimburse all non-employee directors of the Board and any other Company subsidiary or affiliate board or comparable governing body for all reasonable documented expenses incurred in their service as directors on any such governing body.

10. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

11. Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates issued after the date hereof evidencing the Investor Shares and Common Holder Shares, as applicable, to bear the legend required by Section 5 hereof, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company, at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the Investor Shares and Common Holder Shares to bear the legend required by Section 5 hereof and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 11 shall not affect the validity or enforcement of this Agreement.

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12. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

13. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) days after deposit with a internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 13).

14. Term. This Agreement shall terminate and be of no further force or effect upon (a) the Company’s sale of its Common Shares in a firm commitment underwritten public offering where the Company’s shares are subsequently primarily traded on the Nasdaq Stock Market’s National Market, the New York Stock Exchange, or another comparable exchange or marketplace approved by the Board, including the Series A Director, (b) the consummation of a Liquidation Event (as that term is defined in the Restated Articles (as amended from time to time)), (c) action by the Board (by vote or written consent, as provided by law) that the Investor has participated in an equity financing of another corporation or entity that is determined by the Board (excluding the nominee of Series A Shares) to be a competitor of the Company (excluding an investment in any publicly-traded company or entity), (d) the required written consent pursuant to Section 16 hereof or (e) the Investor ceasing to own any securities of the Company.

15. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

16. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the holders of a majority of the then outstanding Common Shares (consenting together as a single class and not as separate classes) held by the parties hereto, and (c) the Investors holding at least a majority of the then outstanding Investor Shares held by all of the Investors. Any amendment or waiver so effected shall be binding upon the Parties hereto.

17. Share Splits, Share Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any share split, share dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.

18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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19. Restrictions on Transferability; Binding Effect. In addition to any restriction on transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors, transferees and assigns and to such additional individuals or entities that may become shareholders of the Company and that desire to become Parties hereto; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee reasonably acceptable to the Investors, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages hereto. By their execution hereof or any Adoption Agreement, each of the Parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

20. Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to New York conflicts of law provisions. Any dispute or controversy between the Parties hereto involving any claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, will be submitted to and be settled by final and binding arbitration in accordance with the UNCITRAL Arbitration Rules as currently in effect and as such may be amended by the rest of this Section 7.13, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be administered in Hong Kong at the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Procedures for Arbitration in effect as of the date hereof, including such additions to the UNCITRAL Arbitration Rules contained therein. Such arbitration shall be conducted by three (3) arbitrators chosen by the Company and the Investors, or failing such agreement, an arbitrator appointed by the HKIAC. The language to be used in the arbitral proceedings shall be English.

21. Entire Agreement. This Agreement is intended to be the sole agreement of the Parties as it relates to this subject matter and does hereby supersede all other agreements of the Parties relating to the subject matter hereof.

22. Additional Common Holders. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional Common Shares, any purchaser (who is not already a party to this Agreement or an Investor) of such Common Shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and upon execution and delivery thereof shall be deemed a Common Holder hereunder.

23. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

By:	/s/
Name:	Minhong Yu
Title:	CEO

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTORS:

TIGER TECHNOLOGY PRIVATE INVESTMENT PARTNERS II, L.P.

By:	Tiger Technology PIP Performance II, L.L.C.,
its General Partner

By:	/s/
Name:	Xiaohong Chen
Title:	Managing Director

Address:	Turner & Roulstone Management Ltd.
Strathvale House, PO Box 2636GT
George Town, Grand Cayman
Cayman Islands

TIGER TECHNOLOGY II, L.P.

By:	Tiger Technology Performance, L.L.C.,
its General Partner

By:	/s/
Name:	Xiaohong Chen
Title:	Managing Director

Address:	Walker House, P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Tigerstep Developments Limited
Print exact name of shareholder

By:	/s/

Minhong Yu
Print Name

Director
Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Capital River Group Limited
Print exact name of shareholder

By:	/s/

Minhong Yu
Print Name

Director
Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Success Tycoon Limited
Print exact name of shareholder

By:	/s/

Wang Qiang
Print Name

Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Peak Idea International Limited
Print exact name of shareholder

By:	/s/

Print Name

Director
Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Forthright Trading Limited
Print exact name of shareholder

By:	/s/

Print Name

Director
Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Easebright International Limited
Print exact name of shareholder

By:	/s/

Bao Fanyi
Print Name

Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Time Promise Investments Limited
Print exact name of shareholder

By:	/s/

Qingquan He
Print Name

Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Strong Great International Limited
Print exact name of shareholder

By:	/s/

Li Li
Print Name

Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Fame Gain Investments Limited
Print exact name of shareholder

By:	/s/

Yong Qiang Qian
Print Name

Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Challenge Now Limited
Print exact name of shareholder

By:	/s/

Song Hao
Print Name

Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

Central Plains Limited
Print exact name of shareholder

By:	/s/

Yang Ji
Print Name

Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

COMMON HOLDERS:

If an individual:

Signature

Print exact name of shareholder

Address:

If an entity:

China Central Limited
Print exact name of shareholder

By:	/s/

Du Wei
Print Name

Title

Address:

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

LIST OF INVESTORS

TIGER TECHNOLOGY PRIVATE INVESTMENT PARTNERS II, L.P.

TIGER TECHNOLOGY II, L.P.

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SCHEDULE B

LIST OF COMMON HOLDERS

Tigerstep Developments Limited

Capital River Group Limited

Success Tycoon Limited

Peak Idea International Limited

Forthright Trading Limited

Easebright International Limited

Time Promise Investments Limited

Strong Great International Limited

Fame Gain Investments Limited

Challenge Now Limited

Central Plains Limited

China Central Limited

S-2

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of August     , 2004 (the “Agreement”) by and among the Company and certain of the Company’s shareholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the Company (the “Shares”), subject to the terms and conditions of the Agreement.

Agreement. Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this      day of             , 20    .

TRANSFEREE:

By:
Name and Title

Address:
Fax:

Accepted and Agreed:

COMPANY:

By:
Title:

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